UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2012

TREATY ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-28015	86-0884116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 St. Charles Ave., Suite 2558
New Orleans, LA 70170

(Address of principal executive offices)

(504) 599-5684

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

On April 25, 2012, Treaty Energy Corporation (“Treaty” or the “Company”) entered into an amended loan agreement (“Amended Agreement”) with a private party lender (“Lender”) to increase its drilling program from five wells to nine wells on Treaty’s Wooldridge Leases located in Texas (“Wooldridge Lease”).  On November 11, 2011, Treaty entered into a similar agreement with the Lender to drill twelve wells (“Twelve Well Agreement”) on the Wooldridge Leases.  The Amended Agreement provides that Lender will loan a total of $1,450,000 with an initial loan of $290,000 to be made once Treaty completes two shallow oil producing wells pursuant to the Twelve Well Agreement.  The remainder of the loan will be made in amounts determined by the Lender dependent upon the Lender’s satisfaction of producing wells on the nine well project.  Lender will evaluate the two shallow well logs and fund the remaining balance should information warrant.  Treaty and Lender will execute promissory notes as individual loans are made.  Each promissory note will be paid quarterly with 12% interest beginning three month after the promissory note is executed.  The loan is secured by 40,000,000 shares of Treaty's unrestricted common stock to be provided by a third party shareholder.

Treaty also agreed to pay an overriding 5% royalty interest to Lender on the nine wells until each well is no longer producing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREATY ENERGY CORPORATION

Date: May 7, 2012	By:	/s/ Michael A. Mulshine
Michael A. Mulshine
Assistant Secretary

Item 9.01  Exhibits.

99.1            May 7, 2012    Press Release